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                                                                    EXHIBIT 23.1

                              ACCOUNTANT'S CONSENT

The Board of Directors
JFAX.COM, Inc.

We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

Los Angeles, California
                                     /s/ KPMG LLP
July 21, 1999